UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

GLOBAL EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c) On January 24, 2013, Global Eagle Acquisition Corp. (the “Company”), issued a press release announcing that, subject to and effective as of the closing of the previously announced business combination with Row 44, Inc. and Advanced Inflight Alliance AG (the “Business Combination”), John LaValle will be appointed as Chief Executive Officer of the Company.

The Company expects to enter into an employment agreement with Mr. LaValle upon the closing of the Business Combination. The Company expects that Mr. LaValle’s employment agreement will provide for an annual base salary of $450,000, subject to annual increases as determined by the Company’s board of directors. Mr. LaValle is expected to be entitled, upon achieving certain performance goals to be determined by the board of directors, to an annual bonus in the amount determined by the board of directors with a target of 50% and not to exceed 100% of Mr. LaValle’ base salary. Mr. LaValle is also expected to be entitled to receive severance benefits if his employment is terminated either by the Company without “Cause,” as defined in the executive employment agreement, or by Mr. LaValle with “Good Reason,” as defined in the executive employment agreement, subject to execution of a full release in favor of the Company and its subsidiaries.

On the closing date of the Business Combination, the Company expects to grant to Mr. LaValle a stock option to purchase 750,000 shares of common stock of the Company pursuant to the Company’s 2013 Equity Incentive Plan. The exercise price per share for the stock option is expected to be equal to the opening price per share of the Company’s common stock on the closing date of the Business Combination but not less than $10, and the option is expected to vest with respect to 25% of its underlying shares on the first anniversary of the date of grant and with respect to the remaining 75% ratably over the next three years until fully vested. The grant will be subject to review and approval by the Company’s compensation committee.

Mr. LaValle’s biographical information is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 17, 2013 and supplemented on January 28, 2013 in the section entitled “Information About Row 44—Management” beginning on page 160, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL EAGLE ACQUISITION CORP.

Dated: January 30, 2013	By:	/s/ James A. Graf
Name: James A. Graf Title: Vice President

[Signature Page to Form 8-K]